PROSPECTUS AND			PRICING SUPPLEMENT NO. 17
PROSPECTUS SUPPLEMENT,		Effective at 9:15 AM ET
each dated September 3, 1996	February 19, 1997
CUSIP: 24422EHN2			Commission File No.: 333-10561
					Filed pursuant to Rule 424(b)(3)


		U.S. $423,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each March 15, September 15,
commencing on March 15, 1997,
and at Maturity

PRINCIPAL AMOUNT:                   $35,000,000

DATE OF ISSUE:				February 24, 1997

MATURITY DATE:				February 24, 1998

INTEREST RATE:				15% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			Merrill Lynch & Co.
                                    has purchased the Senior Notes as
                                    principal at a price of 109.119% of
                                    the aggregate principal amount of
                                    the Senior Notes.




Merrill Lynch & Co.
\\jd90fin1\treasury\finance\mtn\jdccfix.doc